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                                                                     EXHIBIT 4.7


                            NAM TAI ELECTRONICS, INC.
                          NOTICE OF GUARANTEED DELIVERY

                            RIGHTS TO PURCHASE UNITS


        As set forth under the caption "THE RIGHTS OFFERING" in the Prospectus dated _______________, 1997 (the "Prospectus"), a copy of which has been received by the undersigned, this form or one similar hereto may be used to exercise Rights to purchase Units of Nam Tai Electronics, Inc. a British Virgin Islands International Business Corporation, if the Rights Certificate evidencing such Rights is not immediately available or cannot be completed on a timely basis or time will not permit all required documents to reach the Rights Agent prior to the Expiration Date (as defined in the Prospectus). Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mailed to the Rights Agent and must be received by the Rights Agent on or before 9:00 a.m., Los Angeles time, on _____________, 1997.


                              The Rights Agent is:
                           U. S. Stock Transfer Corp.

By Mail, Hand or Overnight Mail/Express:    By Facsimile Transmission:
U.S. STOCK TRANSFER CORP.                   U.S. STOCK TRANSFER CORP.
1745 Gardena Avenue                         (818) 502-0674
2nd Floor                                   Confirm by telephone to:
Glendale CA 91204                           (818) 502-1404


        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

        The undersigned hereby tenders to Nam Tai Electronics, Inc. a British Virgin Islands International Business Corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus, and any supplements or amendment thereto, receipt of which is hereby acknowledged, the Rights described below pursuant to the guaranteed delivery procedure set forth under the caption "THE RIGHTS OFFERING" in the Prospectus (the undersigned agrees to tender to the Rights Agent payment in full of the full Subscription Price, in cash, certified or bank check, or wire transfer, no later than __________, 1997.

Name(s) of Record Holder(s)                    Address


_____________________________

_____________________________

Certificate No(s). for Rights (if available)   Area code & Tel. No.


                                                 Authorized Signature(s)


Number of Units on Basic
Subscription Privilege

Number of Units on Oversubscription
Privilege

Total Exercise Price
($__________ x Number of Units to be purchased)


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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


        The undersigned, a commercial bank or trust company having an office in the United States, or a member firm of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., hereby guarantees (a) that the above-mentioned person(s) own(s) the Rights tendered hereby and (b) delivery to the Rights Agent of the Certificates for the Rights tendered hereby, in proper form for transfer, along with payment of the Subscription Price for Units subscribed for on the Basic Subscription Privilege and the Oversubscription Privilege by cash, certified check, bank draft, wire transfer or money order payable to the order of American Securities Transfer, no later than __________, 1997.


_______________________________________________   Authorized Signature(s)
Number of Units on Basic Subscription Privilege

_______________________________________________   Name
Number of Units on Oversubscription Privilege

                                                  Title
Total exercise price $___________


Name of Firm___________________________________

Address


Area Code & Tel. No.


Dated: